Forest City Reports Fiscal 2009 Second-Quarter and Year-to-Date Results

CLEVELAND, Sept. 8 /PRNewswire-FirstCall/ -- Forest City Enterprises, Inc. (NYSE: FCEA and FCEB), today announced EBDT, net earnings and revenues for the three and six months ended July 31, 2009.

EBDT
Second-quarter EBDT (earnings before depreciation, amortization and deferred taxes) was $95.5 million, an 8.1 percent increase compared with 2008 second-quarter EBDT of $88.3 million. Year-to-date EBDT was $137.1 million, a
31.4 percent increase compared with $104.3 million for the first six months of fiscal 2008.

On a per share basis, second-quarter 2009 EBDT was $0.64, a 22.0 percent decrease compared with 2008 second quarter EBDT of $0.82. Year-to-date per share EBDT was $1.07, a 10.3 percent increase compared with $0.97 per share for the first six months of 2008. Per-share data for both the second quarter and six months of 2009 reflect the dilutive effect of approximately 52.3 million new Class A common shares issued by the Company during the second quarter of 2009.

For an explanation of EBDT variances, see the section titled "Review and Discussion of Results" in this news release. EBDT and EBDT per share are non-Generally Accepted Accounting Principle (GAAP) measures. A reconciliation of net earnings (the most directly comparable GAAP measure to EBDT) to EBDT is provided in the Financial Highlights table in this news release.

Net Loss
The second-quarter net loss attributable to Forest City Enterprises, Inc. was $1.8 million, or $0.01 per share, compared with a net loss of $8.4 million, or $0.08 per share, in the second quarter of 2008. Net loss for the six months ended July 31, 2009, was $32.5 million, or $0.26 per share, compared with $48.8 million, or $0.47 per share for the same period in 2008.

Revenues
Second-quarter 2009 consolidated revenues were $316.7 million compared with $327.6 million last year. First-half 2009 revenues were $629.8 million compared with $632.6 million for the six months ended July 31, 2008.

Review and Discussion of Results

Second quarter EBDT
For the three months ended July 31, 2009, the Company's Commercial and Residential Segments together provided a pre-tax EBDT increase of $2.9 million, compared with the same period in 2008. Among the factors contributing to this increase were $3.3 million in lower interest expense on the mature portfolio, $4.1 million in increased EBDT from the ramp-up of new properties, and $2.2 million in reduced interest expense from the change in fair market value of derivatives between the comparable periods in 2008 and 2009. These increases in the portfolio were partially offset by 2008 lease termination fee income of $8.3 million, which did not recur in 2009.

The Land Segment provided a pre-tax EBDT increase of $4.5 million compared with the same period in 2008. This increase included a gain on early extinguishment of nonrecourse mortgage debt of $9.5 million, which was partially offset by lower land sales, as well as reduced fee income and profit participation at the Company's Stapleton project in Denver.

Also impacting EBDT for the second quarter of 2009 was increased corporate interest expense of $3.6 million, which includes the non-cash impact of the FSP APB 14-1 accounting standard in 2009. This was offset by reduced expenses of $4.2 million as a result of cost savings initiatives. Finally, EBDT for the quarter was negatively impacted by a smaller tax benefit of $1.1 million, compared with the second quarter of 2008.

Year-to-date EBDT
(An exhibit illustrating factors impacting year-to-date 2009 EBDT results, compared with results for the first six months of 2008, is available on the Investor Relations page of the Company's web site: www.forestcity.net)

For the six months ended July 31, 2009, the Commercial and Residential Segments combined provided a pre-tax EBDT increase of $27.2 million, compared with the same period in 2008, primarily as the result of decreased interest expense of $9.0 million on the mature portfolio, increased EBDT of $7.2 million from the ramp up of new properties, and decreased project write-offs of $9.1 million, compared with the first six months of 2008.

The Land Segment provided a pre-tax EBDT increase of $5.7 million, compared with the first six months of 2008, driven by $9.5 million for debt forgiveness related to early extinguishment of nonrecourse mortgage debt, partially offset by lower land sales and reduced fee income and profit participation at Stapleton in Denver.

In the Company's Corporate Segment, pre-tax EBDT decreased $9.8 million, impacted by company-wide severance and outplacement expenses of $8.7 million, and higher corporate interest expense of $10.8 million, which includes the non-cash impact of the FSP APB 14-1 accounting standard in 2009. These decreases were partially offset by $9.7 million in reduced expenses as a result of cost-reduction initiatives.

Reduced losses on the Nets provided a pre-tax EBDT increase of $3.0 million, and EBDT was favorably impacted by a larger tax benefit of $6.7 million compared with the first six months of 2008.

Commentary
"Overall, our results for the first half of 2009 met our expectations, and we're pleased with our EBDT performance year to date and for the second quarter, in particular," said Charles A. Ratner, Forest City president and chief executive officer. "Our core rental properties portfolio was up over the second quarter of 2008, primarily as a result of reduced project write-offs and lower interest expense. These factors offset overall lower comparable property results due to the weak economy and soft near-term fundamentals.

"Our office portfolio performed well, driven by continued relative strength in key markets and in the life science segment, and by the expiration of initial free-rent periods for newer tenants at properties in New York, as well as filled vacancies at our Illinois Science + Technology Park in Skokie, Illinois. In addition, our Military Housing business continued to be a solid contributor to results. As expected, performance in our retail and residential portfolios was down, reflecting continued recessionary pressure on consumers and retailers, and the impact of lower occupancies and rent concessions," Ratner added.

"While we remain very cautious about the second half of 2009, results for the second quarter and year to date underscore the benefits of the five strategies we adopted in 2008 to address economic and financial-market turmoil: curtailing development, driving out costs, raising capital, proactively managing debt maturities, and taking advantage of opportunities created by market conditions. Together, these strategies focus our team on creating and preserving liquidity - our highest priority as we weather this downturn."

NOI, Occupancies and Rent
Overall comparable property net operating income (NOI) decreased 1.4 percent during the second quarter compared with the same period a year ago. The office portfolio was up 7.1 percent, while the retail and residential portfolios were down 4.3 percent and 4.2 percent, respectively. For the year to date, overall comparable property NOI decreased 0.4 percent compared with the first six months of 2008. The office portfolio increased 6.7 percent, while the retail and residential portfolios were down 3.0 percent and 3.1 percent, respectively.

Comparable property NOI, defined as NOI from properties operated in the three and six months ended July 31, 2009 and 2008, is a non-GAAP financial measure, and is based on the pro-rata consolidation method, also a non-GAAP financial measure. Included in this release is a schedule that presents comparable property NOI on the full-consolidation method.

At July 31, 2009, comparable retail occupancies were 89.8 percent compared with
91.8 percent at July 31, 2008, and regional mall sales averaged $401 per square foot on a rolling 12-month basis. Comparable office occupancies decreased to
89.4 percent compared with 90.3 percent last year. Comparable average occupancies for the first half of the year in the residential business were 90.1 percent compared with 92.5 percent last year. Comparable residential net rental income (defined as gross rent less vacancies and concessions) decreased to 86.4 percent, compared with 89.5 percent in the same period in 2008.

Liquidity and Financing Activity
At July 31, 2009, the Company had approximately $838 million in cash and credit available, including $197 million ($192 million at full consolidation) in cash on its balance sheet, and $641 million of available capacity on its $750 million revolving line of credit. Forest City is in active negotiations with its 14-member bank group to renew its line of credit. In addition, during the second quarter, as previously announced, the Company generated net proceeds of $329.9 million from the issuance of new Class A common stock, which were used to retire then-current borrowings on the line of credit.

Since January 31, 2009, the Company has addressed $542.0 million at full consolidation ($520.9 million at its pro-rata share) of the $826.6 million ($917.8 million at pro-rata) of total debt (inclusive of notes payable but exclusive of scheduled amortization payments) maturing in fiscal year 2009, through closed loans and committed financings. Additionally, the Company addressed $301.6 million ($310.9 million at pro-rata) of loans maturing in future years.

As of July 31, 2009, the Company's weighted average cost of mortgage debt decreased to 5.05 percent from 5.50 percent at July 31, 2008, primarily due to a decrease in variable-rate mortgage debt. Fixed-rate mortgage debt, which represented 70 percent of the Company's total nonrecourse mortgage debt, and is inclusive of interest rate swaps, decreased from 6.07 percent at July 31, 2008, to 6.05 percent at July 31, 2009. Variable-rate mortgage debt decreased from
3.78 percent at July 31, 2008, to 2.71 percent at July 31, 2009.

The Company continues to actively evaluate potential transactions, primarily in the form of joint ventures, as a means of generating liquidity. The property disposition market remains challenging across the industry, with very few transactions consummated due to illiquidity in the credit markets. Despite this, Forest City remains committed to pursuing this strategy in order to maximize value and generate additional liquidity.

Openings and Projects Under Construction
During the first half of 2009, the Company opened a 127,000-square-foot expansion of its Promenade at Temecula retail center. The expansion is currently 72 percent leased and committed, and the balance of the 1.1 million-square-foot center is 95 percent leased, for a total of 89 percent leased and committed across the entire center.

In the second half of the year, Forest City will open the first phase of the East River Plaza retail project in Manhattan when Costco, the international wholesale club, opens its doors in the fourth quarter. Additional tenants, including Target, Best Buy and Marshalls, are expected to open by mid-2010. The project is currently 76 percent pre-leased and committed. Also in the second half of 2009, the Company will complete the 80 DeKalb residential rental community in Brooklyn, with first units available for leasing in 2009 and phased lease-up continuing into 2010.

Among other projects under construction, the 497,000-square-foot Village at Gulfstream Park retail center in Hallandale Beach, FL, is currently 79 percent leased (based on total available retail space) and is expected to open in February 2010. In early August, the Company announced an additional 13 retail, restaurant and entertainment tenants for this project. Newly announced tenants include Paradis Latin Miami, an authentic cabaret experience, Ta-Zin, featuring Moroccan cuisine and entertainment, and Adrenalina, an extreme sports destination, which join previously announced tenants including West Elm, Pottery Barn, Crate and Barrel and Williams-Sonoma. As a result of the level of pre-leasing at Gulfstream, the Company recently qualified for and closed a 12-month extension of the project's construction financing.

For Ridge Hill, the retail/mixed-use project in Westchester County, New York, the Company recently announced a two-year extension of construction financing. In addition, during the second quarter, the Company announced that it has received a non-binding letter of intent from Saks Fifth Avenue to become a major tenant at the center. The additional time allowed by the extension, together with the opportunity to attract a key major tenant, have put the Company in the position to deliver a superior product in a great market at the right time, giving the economy more time to recover.

As noted in the development pipeline included in the Company's second-quarter supplemental package furnished to the SEC on Form 8-K, costs and total Phase 1 square footage for Ridge Hill have increased as a result of additional tenant allowances and costs related to the expansion of approximately 130,000 square feet of additional retail space to accommodate the revised plan. Signed tenants include Whole Foods, L.L. Bean, The Cheesecake Factory, Sephora and Cinema De Lux, a multiplex cinema by National Amusements, among others. Grand opening of the center is expected in 2011.

At The Yards in Washington D.C., the Company broke ground in late May for a riverfront park that is a central feature of this mixed-use development along the Anacostia River. The development of the park is financed with public-sector funding, and the first phase is expected to be complete in summer 2010.

Forest City ended the second quarter with seven projects under construction with a total cost of $2.1 billion at the Company's pro-rata share ($2.5 billion at full consolidation). With the exception of the Barclays Arena at Atlantic Yards in Brooklyn, and the fee-development construction of a new City Hall project in Las Vegas, the Company does not anticipate commencing construction on any additional projects in 2009.

Other Milestones
The Company achieved the following additional milestones either during the second quarter or subsequent to the end of the quarter:

o In late July, the Company announced that its Washington, D.C., office had been selected as part of a team of advisors to assist the District government with master planning, entitlements, financial feasibility and other services for Poplar Point, a proposed 130-acre, mixed-use riverfront project in Southeast Washington.
o In August, the Company announced that a subsidiary had been selected by the Puerto Rico Department of Economic Development and Commerce and the Puerto Rico Tourism Company to become program manager for the mixed-use redevelopment of a 21-block, 100-acre area of San Juan's waterfront district.

These two projects, and others previously announced, reflect the Company's expansion into fee-based investment management and third-party services - part of Forest City's strategy of taking advantage of opportunities created by current market conditions.
o Forest City's Military Housing business completed Navy family housing neighborhoods in Oak Harbor and Lake Stevens, WA, in June and August, respectively. In July, the Company announced that one of its Marine Corps family housing neighborhoods in Honolulu, Hawaii, had achieved LEED for Neighborhood Development certification from the U.S. Green Building Council. LEED (Leadership in Energy and Environmental Design) is an internationally recognized green-building certification system.

Military Housing continues to contribute meaningfully to the Company's results. Initially, these projects have both a development/construction fee component and a management fee component. When development and construction concludes for each military neighborhood, the income stream for the project transitions to asset and property management fees for the balance of the 50-year life of the contract. In addition, the Company has a minority ownership interest in, and participates in the cash flow from, many of its military housing neighborhoods.

Outlook
"We remain focused on liquidity as our highest priority, and as the most prudent approach to preserving and building shareholder value in a time of continuing uncertainty in the marketplace," Ratner said.

"While some see signs of a potential end of the recession, we are taking a conservative course based on what we can observe and are experiencing directly: continued weak fundamentals and little improvement in overall near-term conditions. As a result, we remain very cautious going forward. We expect the second half of the year to be challenging for our Company and for the entire industry, and we do not anticipate meaningful improvement in market conditions in the near or mid-term.

"Despite this cautious outlook, we are focused on those issues that are within our control, and we are confident in the longer-term. We believe the five strategies we have put in place are continuing to strengthen our balance sheet and income statement, which, in turn, gives us the opportunity to take advantage of dislocations created by current market conditions. We also continue to nurture key opportunities in our pipeline in order to be prepared to activate and leverage these projects when economic and financial-market conditions improve."

Corporate Description
Forest City Enterprises, Inc. is an $11.7 billion NYSE-listed national real estate company. The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. For more information, visit www.forestcity.net.

EBDT
The Company uses an additional measure, along with net earnings, to report its operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly titled measures reported by other companies.

The Company believes that EBDT provides additional information about its core operations and, along with net earnings, is necessary to understand its operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. The Company believes EBDT is important to investors because it provides another method for the investor to measure its long-term operating performance, as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.

EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax);
ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes; iv) preferred payment classified as noncontrolling interest expense on the Company's Consolidated Statement of Earnings; v) impairment of real estate (net of tax); vi) extraordinary items (net of tax); and vii) cumulative or retrospective effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings.

EBDT is reconciled to net earnings (loss), the most comparable financial measure calculated in accordance with GAAP, in the table titled Financial Highlights below and in the Company's Supplemental Package, which the Company will also furnish to the SEC on Form 8-K. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because it believes the values of its properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in the Company's current tax provision. The impairment of real estate is excluded from EBDT because it varies from year to year based on factors unrelated to the Company's overall financial performance and is related to the ultimate gain on dispositions of operating properties. The Company's EBDT may not be directly comparable to similarly titled measures reported by other companies.

Pro-Rata Consolidation Method
This press release contains certain financial measures prepared in accordance with GAAP under the full consolidation accounting method and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). The Company presents certain financial amounts under the pro-rata method because it believes this information is useful to investors as this method reflects the manner in which the Company operates its business. In line with industry practice, the Company has made a large number of investments in which its economic ownership is less than 100 percent as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, the Company presents its investments proportionate to its economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100 percent if deemed to be under its control or if the Company is deemed to be the primary beneficiary of the variable interest entities ("VIE"), even if its ownership is not 100 percent. The Company provides reconciliations from the full consolidation method to the pro-rata consolidation method in the exhibits below and throughout its Supplemental Package, which the Company will also furnish to the SEC on Form 8-K.

Safe Harbor Language
Statements made in this news release that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. The Company's actual results could differ materially from those expressed or implied in such forward-looking statements due to various risks, uncertainties and other factors. Risks and factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact of current market conditions on our liquidity, ability to finance or refinance projects and repay our debt, general real estate investment and development risks, vacancies in our properties, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, environmental liabilities, conflicts of interest, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, volatility in the market price of our publicly traded securities, litigation risks, as well as other risks listed from time to time in the Company's SEC filings, including but not limited to, the Company's annual and quarterly reports.


                     Forest City Enterprises, Inc. and Subsidiaries
                                  Financial Highlights
                         Six Months Ended July 31, 2009 and 2008 (dollars in
                      thousands, except per share data)

                                  Three Months Ended        Increase
                                       July 31,             (Decrease)
                                   ----------------      ----------------
                                   2009        2008      Amount   Percent
                                   ----        ----      ------   -------
Operating Results:
Earnings (loss) from
 continuing operations            $1,964     $(8,779)   $10,743
Discontinued operations,
 net of tax                            -       5,561     (5,561)
                                     ---       -----     ------
Net loss                           1,964      (3,218)     5,182

Net earnings attributable to
 noncontrolling interest          (3,753)     (5,168)     1,415
                                  ------      ------      -----
Net loss attributable to
 Forest City Enterprises, Inc.   $(1,789)    $(8,386)    $6,597
                                 =======     =======     ======

Earnings Before Depreciation,
Amortization and  Deferred Taxes
 (EBDT) (2)                      $95,483     $88,343     $7,140     8.1%
                                 =======     =======     ======

Reconciliation of Net Loss to
Earnings Before Depreciation,
         Amortization and
          Deferred Taxes (EBDT)
          (2):

  Net loss attributable to
   Forest City Enterprises, Inc. $(1,789)    $(8,386)    $6,597

  Depreciation and amortization -
    Real Estate Groups (7)        75,024      73,638      1,386

  Amortization of mortgage
   procurement costs - Real Estate
   Groups (7)                      3,823       3,448        375

  Deferred income tax expense -
   Real Estate Groups (8)          8,099      16,073     (7,974)

  Deferred income tax expense -
   Non-Real Estate Groups: (8)
        Gain on disposition of
         other investments             -           -          -

  Current income tax expense on
   non-operating earnings: (8)
        Gain on disposition included
         in discontinued operations    -           -          -
        Gain on disposition of
         unconsolidated entities       -         707       (707)

Straight-line rent adjustment (3) (3,614)      4,248     (7,862)

Preference payment (5)               586         931       (345)

Preferred return on disposition        -         208       (208)

Impairment of real estate          1,451           -      1,451

Impairment of unconsolidated
 entities                         11,903       6,026      5,877

Gain on disposition of
unconsolidated entities                -           -          -

Gain on disposition of other
 investments                           -           -          -

Discontinued operations: (1)
        Gain on disposition of
         rental properties             -      (8,627)     8,627

Retrospective effect of FSP
 APB 14-1 (6)                          -          77        (77)

                                 -------     -------     ------
Earnings Before Depreciation,
Amortization and Deferred Taxes
 (EBDT) (2)                      $95,483     $88,343     $7,140     8.1%
                                 =======     =======     ======

Diluted Earnings per Common Share:

Earnings (loss) from
 continuing operations             $0.01      $(0.08)     $0.09
Discontinued operations, net of tax    -        0.05      (0.05)
                                     ---        ----      -----
Net earnings (loss)                 0.01       (0.03)      0.04

Net earnings attributable to
 noncontrolling interest           (0.02)      (0.05)      0.03
                                   -----       -----       ----
Net loss attributable to
 Forest City Enterprises, Inc.    $(0.01)     $(0.08)     $0.07
                                  ======      ======      =====

Earnings Before Depreciation,
 Amortization and Deferred Taxes
 (EBDT) (2) (4)                    $0.64       $0.82     $(0.18)  (22.0%)
                                   =====       =====     ======

Operating earnings (loss), net
 of tax (a non-GAAP financial
 measure)                          $0.07      $(0.04)     $0.11

Impairment of real estate,
 net of tax                        (0.06)      (0.04)     (0.02)

Gain on disposition of rental properties
 and other investments, net of tax     -        0.05      (0.05)

Net earnings attributable to
 noncontrolling interest           (0.02)      (0.05)      0.03
                                  ------      ------      -----
Net loss attributable to
 Forest City Enterprises, Inc.    $(0.01)     $(0.08)     $0.07
                                  ======      ======      =====

Basic weighted average
 shares outstanding (4)      144,547,045 102,682,825 41,864,220
                             =========== =========== ==========

Diluted weighted average
 shares outstanding (4)      148,194,800 107,196,491 40,998,309
                             =========== =========== ==========



                                  Six Months Ended          Increase
                                       July 31,             (Decrease)
                                   ----------------     -----------------
                                   2009        2008     Amount    Percent
                                   ----        ----     ------    -------
Operating Results:
Earnings (loss) from
 continuing operations          $(29,602)   $(48,875)   $19,273
Discontinued operations,
 net of tax                        2,820       5,949     (3,129)
                                   -----       -----     ------
Net loss                         (26,782)    (42,926)    16,144

Net earnings attributable to
 noncontrolling interest          (5,686)     (5,862)       176
                                  ------      ------        ---
Net loss attributable to
 Forest City Enterprises, Inc.  $(32,468)   $(48,788)   $16,320
                                ========    ========    =======

Earnings Before Depreciation,
 Amortization and Deferred Taxes
 (EBDT) (2)                     $137,087    $104,297    $32,790   31.4%
                                ========    ========    =======

Reconciliation of Net Loss to
 Earnings Before Depreciation,
         Amortization and
          Deferred Taxes (EBDT)
          (2):

  Net loss attributable to
   Forest City Enterprises,
   Inc.                         $(32,468)   $(48,788)   $16,320

  Depreciation and amortization -
    Real Estate Groups (7)       147,152     144,448      2,704

  Amortization of mortgage
   procurement costs - Real Estate
   Groups (7)                      7,845       6,791      1,054

  Deferred income tax expense -
   Real Estate Groups (8)         (3,499)        654     (4,153)

  Deferred income tax expense -
   Non-Real Estate Groups: (8)
        Gain on disposition of
         other investments             -          58        (58)

  Current income tax expense on
   non-operating earnings: (8)
      Gain on disposition included
       in discontinued operations  3,785           -      3,785
      Gain on disposition of
       unconsolidated entities         -       1,339     (1,339)

Straight-line rent adjustment (3) (6,389)      1,101     (7,490)

Preference payment (5)             1,171       1,867       (696)

Preferred return on disposition        -         208       (208)

Impairment of real estate          2,575           -      2,575

Impairment of unconsolidated
 entities                         21,463       6,026     15,437

Gain on disposition of
 unconsolidated entities               -        (881)       881

Gain on disposition of other
 investments                           -        (150)       150

Discontinued operations: (1)
        Gain on disposition of
         rental properties        (4,548)     (8,627)     4,079

Retrospective effect of FSP
 APB 14-1 (6)                          -         251       (251)


Earnings Before Depreciation,
 Amortization and Deferred Taxes
 (EBDT) (2)                     $137,087    $104,297    $32,790   31.4%
                                ========    ========    =======

Diluted Earnings per Common Share:

Earnings (loss) from
 continuing operations            $(0.24)     $(0.47)     $0.23
Discontinued operations,
 net of tax                         0.02        0.06      (0.04)
                                    ----        ----      -----
Net earnings (loss)                (0.22)      (0.41)      0.19

Net earnings attributable to
 noncontrolling interest           (0.04)      (0.06)      0.02
                                   -----       -----       ----
Net loss attributable to
 Forest City Enterprises, Inc.    $(0.26)     $(0.47)     $0.21
                                  ======      ======      =====

Earnings Before Depreciation,
 Amortization and Deferred Taxes
 (EBDT) (2) (4)                    $1.07       $0.97      $0.10   10.3%
                                   =====       =====      =====

Operating earnings (loss),
 net of tax (a non-GAAP financial
 measure)                         $(0.12)     $(0.43)     $0.31

Impairment of real estate,
 net of tax                        (0.12)      (0.04)     (0.08)

Gain on disposition of rental
 properties and other investments,
 net of tax                         0.02        0.06      (0.04)

Net earnings attributable to
 noncontrolling interest           (0.04)      (0.06)      0.02
                                  ------      ------      -----
Net loss attributable to
 Forest City Enterprises, Inc.    $(0.26)     $(0.47)     $0.21
                                  ======      ======      =====

Basic weighted average
 shares outstanding (4)      124,074,311 102,648,700 21,425,611
                             =========== =========== ==========

Diluted weighted average
 shares outstanding (4)      127,729,311 107,213,800 20,515,511
                             =========== =========== ==========



                    Forest City Enterprises, Inc. and Subsidiaries
                                 Financial Highlights
                       Six Months Ended July 31, 2009 and 2008
                                (dollars in thousands)

                                 Three Months Ended         Increase
                                       July 31,            (Decrease)
                                  ----------------      -----------------
                                  2009        2008      Amount    Percent
                                  ----        ----      ------    -------
Operating Earnings (a non-GAAP financial measure) and Reconciliation to Net
 Earnings:
Revenues from real estate
 operations
  Commercial Group              $243,811    $247,054    $(3,243)
  Residential Group               68,023      73,378     (5,355)
  Land Development Group           4,901       7,159     (2,258)
  Corporate Activities                 -           -          -
                                     ---         ---        ---
       Total Revenues            316,735     327,591    (10,856)    (3.3%)

Operating expenses              (165,544)   (185,658)    20,114
Interest expense                 (80,223)    (81,403)     1,180
Loss on early extinguishment
 of debt                           9,063         (52)     9,115
Amortization of mortgage
 procurement costs (7)            (3,450)     (3,082)      (368)
Depreciation and
 amortization (7)                (67,853)    (69,616)     1,763
Interest and other income         11,594      12,884     (1,290)
Equity in earnings (loss),
 including impairment, of
 unconsolidated entities         (17,438)     (5,942)   (11,496)
Impairment of unconsolidated
 entities                         11,903       6,026      5,877
Gain on disposition of
 unconsolidated entities               -           -          -
Preferred return on disposition        -         208       (208)
Revenues and interest income from
 discontinued operations (1)           -       2,844     (2,844)
Expenses from discontinued
 operations (1)                        -      (2,409)     2,409
                                     ---      ------      -----

Operating loss (a non-GAAP
 financial measure)               14,787       1,391     13,396
                                  ------       -----     ------

Income tax expense (8)               531      (3,501)     4,032

Income tax expense from
 discontinued operations
 (1) (8)                               -      (3,501)     3,501

Income tax expense on non-
 operating earnings items (see
 below)                           (5,179)        925     (6,104)
                                  ------         ---     ------

Operating earnings (loss),
 net of tax (a non-GAAP financial
 measure)                         10,139      (4,686)    14,825
                                  ------      ------     ------

Impairment of real estate         (1,451)          -     (1,451)

Impairment of unconsolidated
 entities                        (11,903)     (6,026)    (5,877)

Gain on disposition of
 unconsolidated entities               -           -          -

Preferred return on disposition        -        (208)       208


Gain on disposition of other
 investments                           -           -          -

Gain on disposition of rental
 properties included in discontinued
 operations (1)                        -       8,627     (8,627)

Income tax benefit (expense) on
 non-operating earnings: (8)
     Impairment of real estate       563         141        422
     Impairment of unconsolidated
      entities                     4,616       2,187      2,429
     Gain on disposition of other
      investments                      -           -          -
     Gain on disposition of
      unconsolidated entities          -          80        (80)
     Gain on disposition of rental
      properties included in
      discontinued operations          -      (3,333)     3,333
                                     ---      ------      -----
Income tax expense on non-
 operating earnings (see above)    5,179        (925)     6,104
                                   -----        ----      -----

Net earnings (loss)                1,964      (3,218)     5,182

Net earnings attributable to
 noncontrolling interest          (3,753)     (5,168)     1,415
                                  ------      ------      -----

Net loss attributable to
 Forest City Enterprises, Inc.   $(1,789)    $(8,386)    $6,597
                                 =======     =======     ======



                                   Six Months Ended          Increase
                                       July 31,             (Decrease)
                                   ----------------      -----------------
                                   2009        2008      Amount    Percent
                                   ----        ----      ------    -------

Operating Earnings (a non-GAAP financial measure) and Reconciliation to Net
 Earnings:
Revenues from real estate
 operations
  Commercial Group              $479,438    $468,348    $11,090
  Residential Group              142,955     150,672     (7,717)
  Land Development Group           7,371      13,581     (6,210)
  Corporate Activities                 -           -          -
                                 -------     -------      -----
       Total Revenues            629,764     632,601     (2,837)    (0.4%)

Operating expenses              (360,391)   (393,014)    32,623
Interest expense                (171,931)   (163,876)    (8,055)
Loss on early extinguishment
 of debt                           9,063      (5,231)    14,294
Amortization of mortgage
 procurement costs (7)            (7,121)     (5,934)    (1,187)
Depreciation and
 amortization (7)               (134,311)   (135,622)     1,311
Interest and other income         18,402      21,282     (2,880)
Equity in earnings (loss),
 including impairment, of
 unconsolidated entities         (33,304)    (15,589)   (17,715)
Impairment of unconsolidated
 entities                         21,463       6,026     15,437
Gain on disposition of
 unconsolidated entities               -        (881)       881
Preferred return on disposition        -         208       (208)
Revenues and interest income from
 discontinued operations (1)         813       6,031     (5,218)
Expenses from discontinued
 operations (1)                     (754)     (4,964)     4,210
                                    ----      ------      -----

Operating loss (a non-GAAP
 financial measure)              (28,307)    (58,963)    30,656
                                 -------     -------     ------

Income tax expense (8)            22,802      16,358      6,444

Income tax expense from
 discontinued operations
 (1) (8)                          (1,787)     (3,745)     1,958

Income tax expense on non-
 operating earnings items (see
 below)                           (7,558)      1,323     (8,881)
                                  ------       -----     ------

Operating earnings (loss),
 net of tax (a non-GAAP financial
 measure)                        (14,850)    (45,027)    30,177
                                 -------     -------     ------

Impairment of real estate         (2,575)          -     (2,575)

Impairment of unconsolidated
 entities                        (21,463)     (6,026)   (15,437)

Gain on disposition of
 unconsolidated entities               -         881       (881)

Preferred return on disposition        -        (208)       208


Gain on disposition of other
 investments                           -         150       (150)

Gain on disposition of rental
 properties included in
 discontinued operations (1)       4,548       8,627     (4,079)

Income tax benefit (expense) on
 non-operating earnings: (8)
     Impairment of real estate       999         141        858
     Impairment of unconsolidated
      entities                     8,323       2,187      6,136
     Gain on disposition of other
      investments                      -         (58)        58
     Gain on disposition of
      unconsolidated entities          -        (260)       260
     Gain on disposition of rental
      properties included in
      discontinued operations     (1,764)     (3,333)     1,569
                                  ------      ------      -----
Income tax expense on non-
 operating earnings (see above)    7,558      (1,323)     8,881
                                   -----      ------      -----

Net earnings (loss)              (26,782)    (42,926)    16,144

Net earnings attributable to
 noncontrolling interest          (5,686)     (5,862)       176
                                  ------      ------        ---

Net loss attributable to
 Forest City Enterprises, Inc.  $(32,468)   $(48,788)   $16,320
                                ========    ========    =======


1) Pursuant to the definition of a component of an entity of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", assuming no significant continuing involvement, all earnings of properties that have been sold or are held for sale are reported as discontinued operations.

2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes; iv) preferred payment classified as non-controlling interest expense on the Company's Consolidated Statement of Earnings; v) impairment of real estate (net of tax); vi)extraordinary items (net of tax); and vii) cumulative or retrospective effect of change in accounting principle (net of tax). See our discussion of EBDT in the news release.

3) The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, "Accounting for Leases." The straight-line rent adjustment is recorded as an increase or decrease to revenue or operating expense from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

4) For the six months ended July 31, 2009, the effect of 3,655,000 shares of dilutive securities were not included in the computation of diluted earnings per share because their effect is anti-dilutive to the loss from continuing operations. (Since these shares are dilutive for the computation of EBDT per share for the three months ended July 31, 2009, diluted weighted average shares outstanding of 127,729,311 were used to arrive at $1.07/share.)

For the three and six months ended July 31, 2008, the effect of 4,513,666 and 4,565,100 shares of dilutive securities were not included in the computation of diluted earnings per share because their effect is anti- dilutive to the loss from continuing operations. (Since these shares are dilutive for the computation of EBDT per share for the three and six months ended July 31, 2008, diluted weighted average shares outstanding 107,196,491 and 107,213,800 were used to arrive at $0.82/share and $0.97/share, respectively.)

5) The preference payment represents the respective period's share of the annual preferred payment in connection with the issuance of Class A Common Units in exchange for Bruce C. Ratner's noncontrolling interest in the Forest City Ratner Companies portfolio.

6) Effective February 1, 2009, we adopted Financial Accounting Standards Board ("FASB") Staff Position ("FSP") No. APB 14-1, "Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement)"("FSP APB 14-1"). This standard required us to restate the prior year financial statements to show retrospective application upon adoption.

7) The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs.


                                  Depreciation and     Depreciation and
                                  ----------------     ----------------
                                    Amortization         Amortization
                                    ------------         ------------

                                  Three Months Ended    Six Months Ended
                                  ------------------    ----------------
                                       July 31,            July 31,
                                       -------             -------
                                    2009     2008        2009     2008
                                    -------------        -------------

  Full Consolidation             $67,853   $69,616   $134,311  $135,622
  Non-Real Estate                 (3,508)   (3,502)    (6,960)   (6,821)
                                  ------    ------     ------    ------
  Real Estate Groups Full
   Consolidation                  64,345    66,114    127,351   128,801
  Real Estate Groups related to
   noncontrolling interest          (318)   (1,548)    (1,725)   (2,531)
  Real Estate Groups
   Unconsolidated                 10,997     8,325     21,419    16,768
  Real Estate Groups Discontinued
   Operations                          -       747        107     1,410
                                     ---       ---        ---     -----
  Real Estate Groups Pro-Rata
   Consolidation                 $75,024   $73,638   $147,152  $144,448
                                 =======   =======   ========  ========



                                  Amortization of      Amortization of
                                  ---------------      ---------------
                               Mortgage Procurement  Mortgage Procurement
                               --------------------  --------------------
                                       Costs                 Costs
                                       -----                 -----

                                 Three Months Ended     Six Months Ended
                                 ------------------     ----------------
                                       July 31,            July 31,
                                       -------             -------
                                    2009     2008        2009     2008
                                    -------------        -------------

  Full Consolidation              $3,450    $3,082     $7,121    $5,934
  Non-Real Estate                      -         -          -         -
                                     ---       ---        ---       ---
  Real Estate Groups Full
   Consolidation                   3,450     3,082      7,121     5,934
  Real Estate Groups related to
   noncontrolling interest          (163)     (117)      (323)     (269)
  Real Estate Groups Unconsolidated  536       396      1,042       942
  Real Estate Groups Discontinued
   Operations                          -        87          5       184
                                     ---       ---        ---       ---
  Real Estate Groups Pro-Rata
   Consolidation                  $3,823    $3,448     $7,845    $6,791
                                  ======    ======     ======    ======



                        Forest City Enterprises, Inc. and Subsidiaries
                                     Financial Highlights
                            Six Months Ended July 31, 2009 and 2008
                                        (in thousands)

                                   Three Months Ended    Six Months Ended
                                   ------------------    ----------------
                                        July 31,             July 31,
                                        -------              -------
                                     2009      2008       2009      2008
                                     --------------       --------------
                                     (in thousands)        (in thousands)

8) The following table provides detail of Income Tax Expense (Benefit):

  (A) Operating earnings
             Current               $(6,107)  $(11,613) $(13,438) $(11,894)
             Deferred               10,755     17,522       (42)   (2,454)
                                    ------     ------       ---    ------
                                     4,648      5,909   (13,480)  (14,348)
                                     -----      -----   -------   -------

  (B) Impairment of real estate
             Deferred                 (563)      (141)     (999)     (141)
             Deferred -
              Unconsolidated
              entities              (4,616)    (2,187)   (8,323)   (2,187)
                                    ------     ------    ------    ------
                Subtotal            (5,179)    (2,328)   (9,322)   (2,328)
                                    ------     ------    ------    ------

  (C) Gain on disposition of other investments
             Current - Non-Real
              Estate Groups              -          -         -         -
             Deferred - Non-
              Real Estate Groups         -          -         -        58
                                       ---        ---       ---       ---
                                         -          -         -        58
                                       ---        ---       ---       ---
  (D) Gain on disposition of unconsolidated entities
            Current                      -        707         -     1,339
            Deferred                     -       (787)        -    (1,079)
                                       ---        ---       ---    ------
                                         -        (80)        -       260
                                       ---        ---       ---       ---

         Subtotal (A)
          (B) (C) (D)
            Current                 (6,107)   (10,906)  (13,438)  (10,555)
            Deferred                 5,576     14,407    (9,364)   (5,803)
                                     -----     ------    ------    ------
            Income tax
             expense                  (531)     3,501   (22,802)  (16,358)
                                      ----      -----   -------   -------

  (E) Discontinued
    operations
            Operating
             earnings
            Current                      -       (876)       (8)     (736)
            Deferred                     -      1,044        31     1,148
                                       ---      -----       ---     -----
                                         -        168        23       412

           Gain on disposition of
            rental properties
           Current                       -          -     3,785         -
           Deferred                      -      3,333    (2,021)    3,333
                                       ---      -----    ------     -----
                                         -      3,333     1,764     3,333
                                       ---      -----     -----     -----
                                         -      3,501     1,787     3,745
                                       ---      -----     -----     -----

        Grand Total  (A)
         (B) (C) (D) (E)
            Current                 (6,107)   (11,782)   (9,661)  (11,291)
            Deferred                 5,576     18,784   (11,354)   (1,322)
                                     -----     ------   -------    ------
                                     $(531)    $7,002  $(21,015) $(12,613)
                                     -----     ------  --------  --------

        Recap of Grand Total:
          Real Estate Groups
            Current                 (4,290)     7,671    (4,209)   10,072
            Deferred                 8,099     16,073    (3,499)      654
                                     -----     ------    ------       ---
                                     3,809     23,744    (7,708)   10,726
          Non-Real
           Estate
           Groups
            Current                 (1,817)   (19,453)   (5,452)  (21,363)
            Deferred                (2,523)     2,711    (7,855)   (1,976)
                                    ------      -----    ------    ------
                                    (4,340)   (16,742)  (13,307)  (23,339)
                                    ------    -------   -------   -------
         Grand Total                 $(531)    $7,002  $(21,015) $(12,613)
                                     =====     ======  ========  ========



Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss) (GAAP) (in thousands):

                                  Three Months Ended July 31, 2009
                                ------------------------------------
                                              Plus
                                    Less    Unconsol-
                            Full    Non-     idated    Plus     Pro-Rata
                           Consol- controll- Invest-   Dis-      Consol-
                           idation  ing     ments at continued   idation
                           (GAAP)  Interest Pro-Rata Operations (Non-GAAP)
                            ----   -------- -------- ----------  -------

  Revenues from real estate
   operations              $316,735  $13,142   $97,417      $-  $401,010
  Exclude straight-line
   rent adjustment (1)       (5,225)       -         -       -    (5,225)
                            -------   ------    ------   -----    ------
  Adjusted revenues         311,510   13,142    97,417       -   395,785

  Operating expenses        165,544    5,657    72,992       -   232,879
  Add back non-Real Estate
   depreciation and
   amortization (b)           3,508        -     2,839       -     6,347
  Add back amortization of
   mortgage procurement
   costs for non-Real Estate
   Groups (d)                     -        -       121       -       121
  Exclude straight-line
   rent adjustment (2)       (1,611)       -         -       -    (1,611)
  Exclude preference
   payment                     (586)       -         -       -      (586)
                            -------    -----    ------   -----   -------
  Adjusted operating
   expenses                 166,855    5,657    75,952       -   237,150

  Add interest and other
   income                    11,594      203       732       -    12,123
  Add equity in earnings
   (loss), including
   impairment of
   unconsolidated
   entities                 (17,438)     (86)   17,733       -       381
  Exclude impairment of
   unconsolidated
   entities                  11,903        -   (11,903)      -         -
  Exclude depreciation and
   amortization of
   unconsolidated entities
   (see below)               11,533        -   (11,533)      -         -
                            -------    -----   -------   -----   -------

  Net Operating Income      162,247    7,602    16,494       -   171,139

  Interest expense          (80,223)  (3,368)  (16,494)      -   (93,349)

  Gain (loss) on early
   extinguishment of
   debt                       9,063        -         -       -     9,063

  Equity in earnings
   (loss), including
   impairment of
   unconsolidated
   entities                  17,438       86   (17,733)      -      (381)

  Impairment of
   unconsolidated
   entities                 (11,903)       -         -       -   (11,903)

  Depreciation and
   amortization of
   unconsolidated entities
   (see above)              (11,533)       -    11,533       -         -

  Gain on disposition of
   rental properties              -        -         -       -         -

  Preferred return on
   disposition                    -        -         -       -         -

  Impairment of real
   estate                    (1,451)       -         -       -    (1,451)

  Depreciation and
   amortization - Real
   Estate Groups (a)        (64,345)    (318)  (10,997)      -   (75,024)

  Amortization of mortgage
   procurement costs - Real
   Estate Groups (c)         (3,450)    (163)     (536)      -    (3,823)

  Straight-line rent
   adjustment (1) + (2)       3,614        -         -       -     3,614

  Preference payment           (586)       -         -       -      (586)
                             ------    -----   -------    ----      ----

  Earnings (loss) before
   income taxes              18,871    3,839   (17,733)      -    (2,701)

  Income tax provision          531        -         -       -       531
  Equity in earnings
   (loss), including
   impairment of
   unconsolidated
   entities                 (17,438)     (86)   17,733       -       381
                            -------      ---    ------    ----       ---
  Earnings (loss) from
   continuing operations      1,964    3,753         -       -    (1,789)

  Discontinued operations,
   net of tax                     -        -         -       -         -

                              -----    -----     -----    ----    ------
  Net earnings (loss)         1,964    3,753         -       -    (1,789)
  Net earnings attributable
   to noncontrolling
   interest                  (3,753)  (3,753)        -       -         -

                            -------   ------     -----    ----   -------
  Net loss attributable to
   Forest City Enterprises,
   Inc.                     $(1,789)      $-        $-      $-   $(1,789)
                            =======   ======     =====    ====   =======


  (a)  Depreciation and
   amortization - Real
   Estate Groups            $64,345     $318   $10,997      $-   $75,024
  (b)  Depreciation and
   amortization - Non-Real
   Estate                     3,508        -     2,839       -     6,347
                            -------     ----   -------     ---   -------
        Total depreciation
         and amortization   $67,853     $318   $13,836      $-   $81,371
                            =======     ====   =======     ===   =======

  (c) Amortization of mortgage procurement costs - Real Estate
   Groups                    $3,450     $163      $536      $-    $3,823
  (d)  Amortization of
   mortgage procurement
   costs - Non-Real
   Estate                         -        -       121       -       121
                             ------     ----      ----     ---    ------
        Total amortization of
         mortgage procurement
         costs               $3,450     $163      $657      $-    $3,944
                             ======     ====      ====     ===    ======




                                  Three Months Ended July 31, 2008
                                ------------------------------------
                                              Plus
                                    Less    Unconsol-
                            Full    Non-     idated    Plus     Pro-Rata
                           Consol- controll- Invest-   Dis-      Consol-
                           idation  ing     ments at continued   idation
                           (GAAP)  Interest Pro-Rata Operations (Non-GAAP)
                            ----   -------- -------- ----------  --------

  Revenues from real estate
   operations              $327,591  $15,053  $108,196  $2,810  $423,544
  Exclude straight-line
   rent adjustment (1)        2,727        -         -     (89)    2,638
                            -------   ------   -------   -----   -------
  Adjusted revenues         330,318   15,053   108,196   2,721   426,182

  Operating expenses        185,658    5,324    80,936     508   261,778
  Add back non-Real Estate
   depreciation and
   amortization (b)           3,502        -     2,828       -     6,330
  Add back amortization of
   mortgage procurement
   costs for non-Real Estate
   Groups (d)                     -        -        60       -        60
  Exclude straight-line
   rent adjustment (2)       (1,610)       -         -       -    (1,610)
  Exclude preference
   payment                     (931)       -         -       -      (931)
                            -------    -----    ------     ---   -------
  Adjusted operating
   expenses                 186,619    5,324    83,824     508   265,627

  Add interest and other
   income                    12,884      652     1,482      34    13,748
  Add equity in earnings
   (loss), including
   impairment of
   unconsolidated
   entities                  (5,942)    (146)    6,868       -     1,072
  Exclude impairment of
   unconsolidated
   entities                   6,026        -    (6,026)      -         -
  Exclude depreciation and
   amortization of
   unconsolidated entities
   (see below)                8,721        -    (8,721)      -         -
                            -------   ------    ------   -----   -------

  Net Operating Income      165,388   10,235    17,975   2,247   175,375

  Interest expense          (81,403)  (3,402)  (17,767) (1,067)  (96,835)

  Gain (loss) on early
   extinguishment of
   debt                         (52)       -         -       -       (52)

  Equity in earnings
   (loss), including
   impairment of
   unconsolidated
   entities                   5,942      146    (6,868)      -    (1,072)

  Impairment of
   unconsolidated
   entities                  (6,026)       -         -       -    (6,026)

  Depreciation and
   amortization of
   unconsolidated entities
   (see above)               (8,721)       -     8,721       -         -

  Gain on disposition of
   rental properties              -        -         -   8,627     8,627

  Preferred return on
   disposition                    -        -      (208)      -      (208)

  Impairment of real
   estate                         -        -         -       -         -

  Depreciation and
   amortization - Real
   Estate Groups (a)        (66,114)  (1,548)   (8,325)   (747)  (73,638)

  Amortization of mortgage
   procurement costs - Real
   Estate Groups (c)         (3,082)    (117)     (396)    (87)   (3,448)

  Straight-line rent
   adjustment (1) + (2)      (4,337)       -         -      89    (4,248)

  Preference payment           (931)       -         -       -      (931)
                             ------    -----    ------   -----      ----

  Earnings (loss) before
   income taxes                 664    5,314    (6,868)  9,062    (2,456)

  Income tax provision       (3,501)       -         -  (3,501)   (7,002)
  Equity in earnings
   (loss), including
   impairment of
   unconsolidated
   entities                  (5,942)    (146)    6,868       -     1,072
                             ------     ----     -----   -----    ------
  Earnings (loss) from
   continuing operations     (8,779)   5,168         -   5,561    (8,386)

  Discontinued operations,
   net of tax                 5,561        -         -  (5,561)        -

                             ------    -----       ---  ------    ------
  Net earnings (loss)        (3,218)   5,168         -       -    (8,386)
  Net earnings attributable
   to noncontrolling
   interest                  (5,168)  (5,168)        -       -         -

                            -------   ------       ---     ---   -------
  Net loss attributable to
   Forest City Enterprises,
   Inc.                     $(8,386)      $-        $-      $-   $(8,386)
                            =======      ===       ===     ===   =======


  (a)  Depreciation and
   amortization - Real
   Estate Groups            $66,114   $1,548    $8,325    $747   $73,638
  (b)  Depreciation and
   amortization - Non-Real
   Estate                     3,502        -     2,828       -     6,330
                            -------   ------   -------    ----   -------
        Total depreciation
         and amortization   $69,616   $1,548   $11,153    $747   $79,968
                            =======   ======   =======    ====   =======

  (c) Amortization of mortgage procurement costs - Real Estate
   Groups                    $3,082     $117      $396     $87    $3,448
  (d)  Amortization of
   mortgage procurement
   costs - Non-Real
   Estate                         -        -        60       -        60
                             ------     ----      ----     ---    ------
        Total amortization of
         mortgage procurement
         costs               $3,082     $117      $456     $87    $3,508
                             ======     ====      ====     ===    ======



Reconciliation of Net Operating Income (non-GAAP) to Net Loss (GAAP) (in thousands):

                                       Six Months Ended July 31, 2009
                                     ----------------------------------
                                             Plus
                                            Unconsol-   Plus
                          Full      Less     idated     Dis-    Pro-Rata
                         Consol-   Noncon-   invest-  continued  Consol-
                         idation  trolling   ments at   Oper-    idated
                         (GAAP)   Interest  Pro-Rata   ations   (Non-GAAP)
                          ----    --------  --------   ------    --------

Revenues from
 real estate
 operations             $629,764   $25,561  $188,292    $813    $793,308
Exclude straight-
 line rent
 adjustment (1)           (9,624)        -         -     (12)     (9,636)
                            ------      ---       ---    ---      ------
Adjusted revenues        620,140    25,561   188,292     801     783,672
Operating expenses       360,391    11,302   136,070     320     485,479
Add back non-Real
 Estate depreciation
 and amortization (b)      6,960         -     9,997       -      16,957
Add back
 amortization of
 mortgage procurement
 costs for non-Real
 Estate Groups (d)             -         -       241       -         241
Exclude straight-line
 rent adjustment (2)      (3,247)        -         -       -      (3,247)
Exclude preference
 payment                  (1,171)        -         -       -      (1,171)
                          ------        ---       ---     ---     ------
Adjusted operating
 expenses                362,933    11,302   146,308     320     498,259

Add interest
 and other income         18,402       343     1,205       -      19,264
Add equity in
 earnings (loss),
 including
 impairment of
 unconsolidated
 entities                (33,304)      (68)   33,685       -         449
Exclude gain on
 disposition of
 unconsolidated
 entities                      -         -         -       -           -
Exclude impairment
 of unconsolidated
 entities                 21,463         -   (21,463)      -           -
Exclude depreciation
 and amortization of
 unconsolidated
 entities (see
 below)                   22,461         -   (22,461)      -           -
                          ------        ---   -------     ---         ---

Net Operating Income     286,229    14,534    32,950     481     305,126

Interest expense        (171,931)   (6,800)  (32,774)   (322)   (198,227)
Gain (loss) on
 early
 extinguishment
 of debt                   9,063         -      (176)      -       8,887
Equity in earnings
 (loss), including
 impairment of
 unconsolidated
 entities                 33,304        68   (33,685)      -        (449)
Gain on
 disposition of
 unconsolidated
 entities                      -         -         -       -           -
Impairment of
 unconsolidated
 entities                (21,463)        -         -       -     (21,463)
Depreciation and
 amortization of
 unconsolidated entities
 (see above)             (22,461)        -    22,461       -           -
Gain on disposition of
 rental properties and
 other investments             -         -         -   4,548       4,548
Preferred
 return on
 disposition                   -         -         -       -           -
Impairment of real estate (2,575)        -         -       -      (2,575)
Depreciation and
 amortization - Real
 Estate Groups (a)      (127,351)   (1,725)  (21,419)   (107)   (147,152)
Amortization of mortgage
 procurement costs
 - Real Estate
 Groups (c)               (7,121)     (323)   (1,042)     (5)     (7,845)
Straight-line
 rent adjustment
 (1) + (2)                 6,377         -         -      12       6,389
Preference payment        (1,171)        -         -       -      (1,171)
                          ------        ---       ---     ---     ------
Earnings
 (loss) before
 income taxes            (19,100)    5,754   (33,685)  4,607     (53,932)
Income tax provision      22,802         -         -  (1,787)     21,015
Equity in earnings
 (loss), including
 impairment of
 unconsolidated entities (33,304)      (68)   33,685       -         449
Earnings (loss)
 from continuing
 operations              (29,602)    5,686         -   2,820     (32,468)
Discontinued
 operations,
 net of tax                2,820         -         -  (2,820)          -
                         -------        ---       ---  -----          ---
Net earnings (loss)      (26,782)    5,686         -       -     (32,468)
Net earnings
 attributable to
 noncontrolling
 interest                 (5,686)   (5,686)        -       -           -
                           -----     -----        ---     ---         ---
Net loss attributable
 to Forest City
 Enterprises, Inc.      $(32,468)       $-        $-      $-    $(32,468)
                          ======        ===       ===     ===     ======


(a) Depreciation and
    amortization - Real
    Estate Groups       $127,351    $1,725   $21,419    $107    $147,152
(b) Depreciation an
    amortization -
    Non-Real Estate        6,960         -     9,997       -      16,957
                           -----        ---    -----      ---     ------
Total depreciation
 and amortization       $134,311    $1,725   $31,416    $107    $164,109
                        ========    ======   =======    ====    ========
(c) Amortization of mortgage procurement costs - Real
    Estate Groups         $7,121      $323    $1,042      $5      $7,845
(d) Amortization of
    mortgage procurement
    costs - Non-Real Estate    -         -       241       -         241
                              ---       ---      ---      ---        ---
 Total amortization
  of mortgage
  procurement costs       $7,121      $323    $1,283      $5      $8,086
                          ======      ====    ======     ===      ======



  Reconciliation of Net Operating Income (non-GAAP) to Net Earnings(Loss)
  (GAAP)
(in thousands):

                                       Six Months Ended July 31, 2008
                                     ----------------------------------
                                             Plus
                                            Unconsol-   Plus
                          Full      Less     idated     Dis-    Pro-Rata
                         Consol-   Noncon-   invest-  continued  Consol-
                         idation  trolling   ments at   Oper-    idated
                         (GAAP)   Interest  Pro-Rata   ations   (Non-GAAP)
                          ----    --------  --------   ------    --------

Revenues from
 real estate
 operations             $632,601  $31,566   $199,342   $5,990   $806,367
Exclude straight-
 line rent
 adjustment (1)           (1,993)       -          -      (99)    (2,092)
                           -----      ---        ---      ---      -----
Adjusted revenues        630,608   31,566    199,342    5,891    804,275

Operating expenses       393,014   17,043    145,511    1,039    522,521
Add back non-Real
 Estate depreciation
 and amortization (b)      6,821        -     13,439        -     20,260
Add back
 amortization of
 mortgage procurement
 costs for non-Real
 Estate Groups (d)             -        -        105        -        105
Exclude straight-
 line rent
 adjustment (2)           (3,193)       -          -        -     (3,193)
Exclude preference
 payment                  (1,867)       -          -        -     (1,867)
                           -----      ---        ---      ---      -----
Adjusted operating
 expenses                394,775   17,043    159,055    1,039    537,826
Add interest and
 other income             21,282    1,127      3,083       41     23,279
Add equity in
 earnings (loss),
 including
 impairment of
 unconsolidated
 entities                (15,589)    (127)    15,895        -        433
Exclude gain on
 disposition of
 unconsolidated
 entities                   (881)       -        881        -          -
Exclude impairment
 of unconsolidated
 entities                  6,026        -     (6,026)       -          -
Exclude depreciation
 and amortization of
 unconsolidated entities
 (see below)              17,710        -    (17,710)       -          -
                          ------      ---     ------      ---        ---
Net Operating Income     264,381   15,523     36,410    4,893    290,161
Interest expense        (163,876)  (6,742)   (36,180)  (2,331)  (195,645)
Gain (loss) on
 early extinguishment
 of debt                  (5,231)    (119)       (22)       -     (5,134)
Equity in earnings
 (loss), including
 impairment of
 unconsolidated entities  15,589      127    (15,895)       -       (433)
Gain on disposition of
 unconsolidated entities     881        -          -        -        881
Impairment of
 unconsolidated
 entities                 (6,026)       -          -        -     (6,026)

Depreciation and
 amortization of
 unconsolidated entities
 (see above)             (17,710)       -     17,710        -          -

Gain on disposition of
 rental properties and
 other investments           150        -          -    8,627      8,777
Preferred return on
 disposition                   -        -       (208)       -       (208)

Impairment of real estate      -        -          -        -          -

Depreciation and
 amortization - Real
 Estate Groups (a)      (128,801)  (2,531)   (16,768)  (1,410)  (144,448)
Amortization of mortgage
 procurement costs - Real
 Estate Groups (c)        (5,934)    (269)      (942)    (184)    (6,791)
Straight-line
 rent adjustment
 (1) + (2)                (1,200)       -          -       99     (1,101)
Preference payment        (1,867)       -          -        -     (1,867)

Earnings (loss) before
 income taxes            (49,644)   5,989    (15,895)   9,694    (61,834)
Income tax
 provision                16,358        -          -   (3,745)    12,613
Equity in earnings
(loss), including
impairment of
unconsolidated entities  (15,589)    (127)    15,895        -        433
Earnings (loss)
 from continuing
 operations              (48,875)   5,862          -    5,949    (48,788)
Discontinued
 operations,
 net of tax                5,949        -          -   (5,949)         -
                           -----      ---        ---    -----        ---
Net earnings (loss)      (42,926)   5,862          -        -    (48,788)
Net earnings
 attributable to
 noncontrolling
 interest                 (5,862)  (5,862)         -        -          -
                           -----    -----        ---      ---        ---
Net loss attributable
 to Forest City
 Enterprises, Inc.      $(48,788)      $-         $-       $-   $(48,788)
                        ========      ===        ===      ===   ========

 (a) Depreciation and
     amortization - Real
     Estate Groups      $128,801   $2,531    $16,768   $1,410   $144,448
 (b) Depreciation and
     amortization -
     Non-Real Estate       6,821        -     13,439        -     20,260
                           -----      ---     ------      ---     ------
Total depreciation
 and amortization       $135,622   $2,531    $30,207   $1,410   $164,708
                       =========  =======    =======   ======   ========
 (c) Amortization of mortgage procurement costs - Real
     Estate Groups        $5,934     $269       $942     $184     $6,791
 (d) Amortization
     of mortgage
     procurement
     costs - Non-
     Real Estate               -        -        105        -        105
Total amortization
 of mortgage
 procurement costs        $5,934     $269     $1,047     $184     $6,896
                          ======     ====     ======     ====     ======



            Forest City Enterprises, Inc. and Subsidiaries
                       Supplemental Operating Information
                   Net Operating Income (dollars in thousands)
                        Three Months Ended July 31, 2009

                                            Plus
                     Full        Less     Unconsoli     Plus     Pro-Rata
                   Consolida     Non-      -dated       Dis-     Consolida
                    -tion    controlling Investments continued    -tion
                    (GAAP)     Interest  at Pro-Rata Operations (Non-GAAP)
                     ----      --------  ----------- ----------  --------

Commercial Group
     Retail

       Comparable   $56,098     $3,005      $5,598      $-       $58,691
       ----------   -------     ------      ------     ---       -------
       Total         63,120      3,014       5,663       -        65,769

     Office
      Buildings

       Comparable    51,674      2,636       2,346       -        51,384
       ----------   -------     ------      ------     ---       -------
       Total         66,156      2,741       2,402       -        65,817

     Hotels

       Comparable     4,144          -           -       -         4,144
       ----------   -------     ------      ------     ---       -------
       Total          4,144          -           -       -         4,144

     Earnings from
      Commercial
      Land Sales      1,733        257           -       -         1,476

     Other (1)       (1,392)       184        (552)      -        (2,128)
       ----------   -------     ------      ------     ---       -------

Total Commercial
 Group

       Comparable   111,916      5,641       7,944       -       114,219
       ----------   -------     ------      ------     ---       -------
       Total        133,761      6,196       7,513       -       135,078

     Residential Group
      Apartments

       Comparable    27,834        652       6,050       -        33,232
       ----------   -------     ------      ------     ---       -------
       Total         34,363      1,128       6,738       -        39,973

     Military
      Housing

       Comparable (2)     -          -           -       -             -
       ----------   -------     ------      ------     ---       -------
       Total         13,286        138         243       -        13,391

     Other (1)       (6,846)        36           -       -        (6,882)
       ----------   -------     ------      ------     ---       -------

Total Residential
 Group

       Comparable    27,834        652       6,050       -        33,232
       ----------   -------     ------      ------     ---       -------
       Total         40,803      1,302       6,981       -        46,482

Total Rental
Properties

       Comparable   139,750      6,293      13,994       -       147,451
       ----------   -------     ------      ------     ---       -------
       Total        174,564      7,498      14,494       -       181,560

Land Development
 Group                2,065        104          48       -         2,009

The Nets             (8,307)         -       1,952       -        (6,355)

Corporate
Activities           (6,075)         -           -       -        (6,075)
                     ------        ---         ---     ---        ------
Grand Total        $162,247     $7,602     $16,494      $-      $171,139



                         Net Operating Income (dollars in thousands)
                              Three Months Ended July 31, 2008

                                            Plus
                     Full        Less     Unconsoli     Plus     Pro-Rata
                   Consolida     Non-      -dated       Dis-     Consolida
                    -tion    controlling Investments continued    -tion
                    (GAAP)     Interest  at Pro-Rata Operations (Non-GAAP)
                     ----      --------  ----------- ----------  --------

Commercial Group
     Retail

       Comparable   $58,872     $3,012      $5,470      $-       $61,330
       ----------   -------     ------      ------     ---       -------
       Total         60,929      3,342       5,515     565        63,667

     Office
      Buildings

       Comparable   47,636       2,124       2,451       -        47,963
       ----------   ------       -----       -----     ---        ------
       Total        70,342       2,858       2,451       -        69,935

     Hotels

       Comparable    5,507           -           -       -         5,507
       ----------    -----         ---         ---     ---         -----
       Total         5,507           -           -       -         5,507

     Earnings from
      Commercial
      Land Sales     4,855       2,005           -       -         2,850

     Other  (1)     (2,847)        472        (555)      -        (3,874)
                    ------         ---        ----     ---        ------

Total Commercial
 Group

       Comparable  112,015       5,136       7,921       -       114,800
       ----------  -------       -----       -----     ---       -------
       Total       138,786       8,677       7,411     565       138,085

     Residential Group
      Apartments

       Comparable   28,743         723       6,666       -        34,686
       ----------   ------         ---       -----     ---        ------
       Total        29,799         709       7,790   1,682        38,562

     Military
      Housing

       Comparable (2)    -           -           -       -             -
       ---------       ---         ---         ---     ---           ---
       Total        15,679         396         936       -        16,219

       Other  (1)   (6,774)         52           -       -        (6,826)
                    ------          --         ---     ---        ------

Total Residential
 Group

       Comparable   28,743         723       6,666       -        34,686
       ----------   ------         ---       -----     ---        ------
       Total        38,704       1,157       8,726   1,682        47,955

Total Rental
 Properties

       Comparable  140,758       5,859      14,587       -       149,486
       ----------  -------       -----      ------     ---       -------
       Total       177,490       9,834      16,137   2,247       186,040

Land Development
 Group               6,717         401         148       -         6,464

The Nets            (8,548)          -       1,690       -        (6,858)

Corporate
 Activities        (10,271)          -           -       -       (10,271)

Grand Total       $165,388     $10,235     $17,975  $2,247      $175,375



                                                  % Change

                                            Full           Pro-Rata
                                        Consolidation    Consolidation
                                           (GAAP) (Non-GAAP)
                                        -------------    -------------
         Commercial Group
             Retail

           Comparable                      (4.7%)           (4.3%)
           ----------
           Total

         Office Buildings

           Comparable                       8.5%             7.1%
           ----------
           Total

         Hotels

           Comparable                     (24.8%)          (24.8%)
           ----------
           Total

         Earnings from Commercial
               Land Sales

         Other  (1)

      Total Commercial Group

           Comparable                      (0.1%)           (0.5%)
           ----------
           Total

         Residential Group
           Apartments

           Comparable                      (3.2%)           (4.2%)
           ----------
           Total

         Military Housing

           Comparable (2)
           --------------
           Total

         Other  (1)


      Total Residential Group

           Comparable                      (3.2%)           (4.2%)
           ----------
           Total

      Total Rental Properties

           Comparable                      (0.7%)           (1.4%)
           ----------
           Total

Land Development Group

The Nets

Corporate Activities

-----------
Grand Total

(1) Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of historic and new market tax credit income.
(2) Comparable NOI for Military Housing commences once the operating projects complete initial development phase.



             Forest City Enterprises, Inc. and Subsidiaries
                       Supplemental Operating Information
                   Net Operating Income (dollars in thousands)
                         Six Months Ended July 31, 2009

                                            Plus
                     Full        Less     Unconsoli-    Plus     Pro-Rata
                   Consolida-    Non-       dated       Dis-    Consolida-
                     tion    controlling Investments continued     tion
                    (GAAP)     Interest  at Pro-Rata Operations (Non-GAAP)
                     ----      --------  ----------- ----------  --------

Commercial
 Group
     Retail

      Comparable   $114,736     $5,768     $11,052       $-      $120,020
      ----------   --------     ------     -------      ---      --------
      Total         126,648      5,486      11,171      481       132,814

     Office
      Buildings

      Comparable    102,066      5,220       4,684        -       101,530
      ----------    -------      -----       -----      ---       -------
      Total         129,261      5,303       4,789        -       128,747

     Hotels

      Comparable      5,330          -           -        -         5,330
      ----------      -----      -----         ---      ---       -------
      Total           5,330          -           -        -         5,330

     Earnings from
      Commercial
      Land Sales      4,471        850           -        -         3,621

       Other  (1)    (9,472)       549        (721)       -       (10,742)
                     ------        ---         ---      ---        ------

Total
 Commercial
 Group

      Comparable    222,132     10,988      15,736        -       226,880
      ----------    -------     ------      ------      ---       -------
      Total         256,238     12,188      15,239      481       259,770

     Residential Group
      Apartments

      Comparable     55,244      1,389      12,137        -        65,992
      ----------     ------      -----      ------      ---        ------
      Total          65,043      2,186      14,143        -        77,000

     Military
      Housing

      Comparable
       (2)                -          -           -        -             -
      ---------         ---        ---         ---      ---           ---
      Total          20,984         38         454        -        21,400

     Other (1)      (17,205)        72           -        -       (17,277)
                     ------        ---         ---      ---        ------


Total
Residential
 Group

      Comparable     55,244      1,389      12,137        -        65,992
      ----------     ------      -----      ------      ---        ------
      Total          68,822      2,296      14,597        -        81,123

Total
 Rental
 Properties

      Comparable    277,376     12,377      27,873        -       292,872
      ----------    -------     ------      ------      ---       -------
      Total         325,060     14,484      29,836      481       340,893

Land
Development
 Group                2,772         50         165        -         2,887

The Nets            (18,988)         -       2,949        -       (16,039)

Corporate
 Activities         (22,615)         -           -        -       (22,615)

Grand Total        $286,229    $14,534     $32,950     $481      $305,126



              Net Operating Income (dollars in thousands)
                         Six Months Ended July 31, 2008

                                            Plus
                     Full        Less     Unconsoli     Plus     Pro-Rata
                   Consolida     Non-      -dated       Dis-     Consolida
                    -tion    controlling Investments continued    -tion
                    (GAAP)     Interest  at Pro-Rata Operations (Non-GAAP)
                     ----      --------  ----------- ----------  --------
Commercial
 Group
     Retail

      Comparable   $118,503     $5,699     $10,924       $-      $123,728
      ----------   --------     ------     -------      ---      --------
      Total         121,514      6,314      11,044    1,217       127,461

     Office
      Buildings

      Comparable     94,225      4,173       5,132        -        95,184
      ----------     ------      -----       -----      ---       ------
      Total         125,059      5,247       5,239        -       125,051

     Hotels

      Comparable      7,104          -           -        -         7,104
      ----------      -----        ---         ---      ---         -----
      Total           7,104          -           -        -         7,104

      Earnings from
       Commercial
        Land Sales    5,879      2,242           -        -         3,637

     Other  (1)     (27,273)      (595)     (1,081)       -       (27,759)
                     ------        ---       -----      ---        ------

Total
 Commercial
 Group

      Comparable    219,832      9,872      16,056        -       226,016
      ----------    -------      -----      ------      ---       -------
      Total         232,283     13,208      15,202    1,217       235,494

     Residential Group
      Apartments

      Comparable     55,884      1,418      13,658        -        68,124
      ----------     ------      -----      ------      ---        ------
      Total          60,505      1,409      15,567    3,676        78,339

     Military
      Housing

      Comparable
       (2)                -          -           -        -             -
      ---------         ---        ---         ---      ---           ---
      Total          25,639        396       2,060        -        27,303

       Other  (1)   (14,600)        91           -        -       (14,691)
                    -------        ---         ---      ---        ------


Total
Residential
 Group

       Comparable    55,884      1,418      13,658        -        68,124
       ----------    ------      -----      ------      ---        ------
       Total         71,544      1,896      17,627    3,676        90,951

Total
 Rental
 Properties

       Comparable   275,716     11,290      29,714        -       294,140
       ----------   -------     ------      ------      ---       -------
       Total        303,827     15,104      32,829    4,893       326,445

Land
Development
 Group                6,158        419         278        -         6,017

The Nets            (22,021)         -       3,303        -       (18,718)

Corporate
 Activities         (23,583)         -           -        -       (23,583)

Grand Total        $264,381    $15,523     $36,410   $4,893      $290,161



                                                  % Change

                                            Full           Pro-Rata
                                        Consolidation    Consolidation
                                           (GAAP) (Non-GAAP)
                                        -------------    -------------

Commercial Group
     Retail

       Comparable                          (3.2%)           (3.0%)
       ----------
       Total
     Office Buildings

       Comparable                           8.3%             6.7%
       ----------
       Total
     Hotels

       Comparable                         (25.0%)          (25.0%)
       ----------
       Total

     Earnings from Commercial
       Land Sales

Other (1)

Total Commercial Group

       Comparable                           1.0%             0.4%
       ----------
       Total

     Residential Group
      Apartments

       Comparable                          (1.1%)           (3.1%)
       ----------
       Total

     Military Housing

       Comparable (2)
       --------------
       Total

Other (1)


Total Residential Group

       Comparable                          (1.1%)           (3.1%)
       ----------
       Total

Total Rental Properties

       Comparable                           0.6%            (0.4%)
       ----------
       Total

Land Development Group

The Nets

Corporate Activities

-----------
Grand Total


(1) Includes write-offs of abandoned development projects, non- capitalizable development costs and unallocated management and service company overhead, net of historic and new market tax credit income. (2) Comparable NOI for Military Housing commences once the operating projects complete initial development phase.



Development Pipeline
--------------------------

July 31, 2009
2009 Openings and Acquisitions (1)

                                        Date                     Pro-Rata
                               Dev (D)  Opened /  FCE Legal      FCE % (a)
Property            Location   Acq (A) Acquired  Ownership % (a)   (1)
--------            --------   ------  --------  --------------  --------

Retail Centers:
Promenade at
 Temecula
 Expansion         Temecula, CA     D    Q1-09      75.0%        100.0%


Total Openings
 and Acquisitions

Residential
 Phased-In
 Units (d) (e):
Cobblestone Court  Painesville, OH  D   2006-10     50.0%         50.0%
Sutton Landing     Brimfield, OH    D   2007-09     50.0%         50.0%
Stratford Crossing Wadsworth, OH    D   2007-10     50.0%         50.0%
Total (f)



                                        Cost at FCE
             Cost at Full   Total Cost  Pro-Rata Share  Sq. ft./  Gross
             Consolidation   at 100%    (Non-GAAP) (c)  No. of   Leasable
Property       (GAAP) (b)       (2)      (1) X (2)       Units     Area
---------    -------------  -----------  ------------    -----   --------
                           (in millions)
             ------------------------------------------------------------
Retail Centers:
Promenade at
 Temecula
 Expansion     $106.5        $106.5      $106.5        127,000   127,000
               ------        ------      ------        =======   =======

               ------        ------      ------
Total Openings
 and Acqui-
 sitions       $106.5        $106.5      $106.5
               ======        ======      ======

Residential
 Phased-In
 Units (d) (e):
                                           Opened in '09 / Total
Cobblestone
 Court           $0.0         $30.2       $15.1           48/400
Sutton Landing    0.0          15.9         8.0           36/216
Stratford
 Crossing         0.0          25.3        12.7           36/348
                  ---          ----        ----           ------
Total (f)        $0.0         $71.4       $35.8          120/964
                 ====         =====       =====          =======



See attached footnotes.




Development Pipeline
--------------------------

July 31, 2009
Under Construction (7)

                                                   FCE         Pro-Rata
                             Dev (D) Anticipat-  Legal Owner-   FCE % (a)
Property           Location  Acq (A) ed Opening  ship % (a)       (1)
--------           --------  ------  ----------  -----------   ---------

Retail Centers:

East River
 Plaza (d) (e)  Manhattan, NY  D     Q4-09/10      35.0%         50.0%
Village at
 Gulfstream
 Park           Hallandale
                 Beach, FL     D        Q1-10      50.0%         50.0%
Ridge Hill
 (e) (k)        Yonkers, NY    D    2011/2012      70.0%        100.0%

Office:

Waterfront
 Station -
 East 4th &
 West 4th
 Buildings      Washington,
                 D.C.          D        Q1-10      45.0%         45.0%

Residential:
80 Dekalb
 Avenue (e)     Brooklyn, NY   D     Q3-09/10      70.0%        100.0%
Presidio        San Francisco,
                 CA            D        Q2-10     100.0%        100.0%
Beekman (e)     Manhattan, NY  D     Q1-11/12      49.0%         70.0%

Total Under
 Construction (g)

Residential
 Phased-In
 Units (d) (e):
Cobblestone
 Court          Painesville,
                 OH            D      2006-10      50.0%         50.0%
Stratford
 Crossing       Wadsworth, OH  D      2007-10      50.0%         50.0%

Total (h)


                                     Cost at
            Cost at                  FCE Pro-               Gross
          Full Consoli-  Total Cost  Rata Share   Sq. ft./  Leas-   Lease
            dation       at 100%   (Non-GAAP) (c) No. of    able   Commit-
Property    (GAAP) (b)     (2)      (1) X (2)     Units     Area    ment
--------  -----------   ----------- --------   ----------   ------  ------
                       (in millions)
          ----------------------------------------------------------------
Retail
 Centers:
East River
 Plaza (d) (e) $0.0       $392.2     $196.1      517,000   517,000     76%
Village at
 Gulfstream
 Park         207.0        207.0      103.5      497,000   497,000 (i) 65%
Ridge Hill
 (e) (k)      798.7        798.7      798.7    1,336,000 1,336,000 (j) 28%
              -----        -----      -----    --------- ---------
           $1,005.7     $1,397.9   $1,098.3    2,350,000 2,350,000
           --------     --------   --------    ========= =========

Office:
Waterfront
 Station -
 East 4th &
 West 4th
 Buildings   $329.9       $329.9     $148.5      628,000 (l)           97%
             ------       ------     ------      =======

Residential:
80 Dekalb
 Avenue (e)  $163.3       $163.3     $163.3          365
Presidio      110.5        110.5      110.5          161
Beekman (e)   875.7        875.7      613.0          904
              -----        -----      -----          ---
           $1,149.5     $1,149.5     $886.8        1,430
           --------     --------      -----        =====


Total Under
 Construction
 (g)       $2,485.1     $2,877.3   $2,133.6
           ========     ========   ========

Residential
 Phased-In
 Units (d) (e):                    Under Const. / Total
Cobblestone
 Court         $0.0        $30.2      $15.1    48/400
Stratford
 Crossing      $0.0         25.3       12.7    96/348
               ----         ----      ------  -------
Total (h)      $0.0        $55.5      $27.8   144/748
              =====        =====     =======  =======

See attached footnotes.

Military Housing - see footnote m


Development Pipeline

2009 FOOTNOTES
( a ) As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company's legal ownership.
( b ) Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").
( c ) Cost at pro-rata share represents Forest City's share of cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.
( d ) Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.
( e ) Phased-in openings. Costs are representative of the total project. ( f ) The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company's pro-rata share (a non-GAAP measure) of $35.8 million consists of the Company's share of cost for unconsolidated investments of $35.8 million. ( g ) The difference between the full consolidation cost amount (GAAP) of $2,485.1 million to the Company's pro-rata share (a non-GAAP measure) of $2,133.6 million consists of a reduction to full consolidation for noncontrolling interest of $547.6 million of cost and the addition of its share of cost for unconsolidated investments of $196.1 million. ( h ) The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company's pro-rata share (a non-GAAP measure) of $27.8 million consists of the Company's share of cost for unconsolidated investments of $27.8 million.
( i ) Includes 89,000 square feet of office space. Excluding this office space from the calculation of the preleased percentage would result in the retail space being 79% preleased.
( j ) Includes 156,000 square feet of office space.
( k ) Costs and total Phase 1 square footage have increased as a result of additional tenant allowances and expansion to include retail space originally planned for a later phase.
( l ) Includes 85,000 square feet of retail space. ( m ) Below is a summary of our equity method investments for Military Housing Development projects. The Company provides development, construction, and management services for these projects and receives agreed upon fees for these services.



                         Antici-    FCE       Cost at      Total   Sq.ft./
                          pated     Pro-    Full Consoli-  Cost    No. of
Property       Location  Opening  Rata % (f) dation (a)   at 100%  Units
--------       --------  -------  --------- ------------  ------   ------
                                            (in millions)
                                             -----------


Military Housing
 Under Construc-
 tion (7)
Midwest
 Millington   Memphis, TN  2008-2010  *           0.0       37.0      318
Navy Midwest  Chicago, IL  2006-2010  *           0.0      248.8    1,658
Air Force
 Academy      Colorado
               Springs, CO 2007-2009 50.0%        0.0       69.5      427
Marines,
 Hawaii
 Increment II Honolulu, HI 2007-2011  *           0.0      293.3    1,175
Navy, Hawaii
 Increment
 III          Honolulu, HI 2007-2011  *           0.0      535.1    2,520
Pacific
 Northwest
 Communities  Seattle, WA  2007-2010  *           0.0      280.5    2,986
Hawaii
 Phase IV     Kaneohe, HI  2007-2014  *           0.0      364.0      917
                                                  ---      -----      ---
Total Military
 Housing Under
 Construction                                     0.0   $1,828.2   10,001
                                                  ===   ========   ======

* The Company's share of residual cash flow ranges from 0-20% during the life cycle of the project.


CONTACT: Robert O'Brien, Executive Vice President - Chief Financial Officer, +1-216-621-6060, or Tom Kmiecik, Assistant Treasurer, +1-216-621-6060, Jeff Linton, Vice President - Corporate Communication, +1-216-621-6060, all of Forest City Enterprises, Inc.